UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)
3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 479-5300
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, 7 and 8 are not applicable and therefore omitted.

ITEM 2.02     Results of Operations And Financial Condition.

Innovex, Inc. (the “Company”) hereby furnishes a press release issued on July 21, 2008 and attached hereto as Exhibit 99.1 disclosing material non-public information regarding the Company’s results of operations for the quarter ending June 28, 2008.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into an agreement with William Murnane on January 16, 2008 to serve as Chairman of the Board of the Company for a period of six months.  This agreement expired by its terms on July 16, 2008.  Mr. Murnane will continue to serve as a director and be compensated in accordance with the Company’s standard non-employee director arrangements.  On July 18, 2008, the Board of Directors also ratified the termination of Mr. Murnane’s employment agreement with the Company on July 16, 2008, concurrently with the termination of his role as Chairman.  Mr. Murnane will receive the benefits following termination of his employment as described in an Amendment No. 1 to the employment agreement that was entered into effective January 16, 2008.  The Amendment No. 1 to Employment Agreement by and between the Company and William Murnane dated January 16, 2008 was attached as Exhibit 10.1 to that certain Current Report on Form 8-K dated January 16, 2008.

Upon the recommendation of the Governance Committee and approval by the Board of Directors, director John Clark has been named as the non-executive Chairman of the Board of the Company effective July 18, 2008.  Any changes to Mr. Clark’s compensation resulting from his appointment as Chairman have not been determined as of this time.  On July 21, 2008, the Company issued a press release regarding Mr. Clark’s appointment, which release is attached hereto as Exhibit 99.2.

ITEM 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 21, 2008 announcing Innovex, Inc. Fiscal 2008 Third Quarter Results
99.2	Press Release issued on July 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

By: /s/ Randy Acres
Randy Acres
Senior Vice President and CFO

Date:	July 21, 2008